UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010 (March 1, 2010)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Director Indemnification Agreements

On March 4, 2010, we entered into indemnification agreements with the directors of our general partner. Those agreements provide, among other things, that we will indemnify each director in the event that she/he becomes a party or otherwise a participant in any action or proceeding on account of her/his service as a director of our general partner (or service for another entity in any capacity at the request of our general partner or us) to the fullest extent permitted by applicable law. Under each indemnification agreement, we have agreed to pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under our general partner’s limited liability company agreement and our partnership agreement (each as amended from time to time) and applicable law.  In addition, as additional credit support for each director, our general partner became a party to each of those indemnification agreements.  We have joint and several liability with our general partner for all obligations owed to those directors under those indemnification agreements.  Under our partnership agreement, we have agreed to reimburse and indemnify our general partner for all costs and expenses it incurs in connection with being our general partner, including any costs and expenses related to indemnifying its directors.

A copy of the form of the indemnification agreement with each director is annexed to this Current Report on Form 8-K as Exhibit 10.1 hereof and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

In connection with Q GEI Holdings, LLC and other investors acquiring all of the equity interest in our general partner that was then owned by Denbury Resources Inc. on February 5, 2010, the board of directors of our general partner reorganized at a meeting on March 1, 2010, which reorganization included replacing all of the independent directors and reorganizing that board’s committee structure so that it was comprised of three standing committees—the Audit Committee; the Conflicts Committee and the Governance, Compensation and Business Development Committee. At that board meeting, the non-independent directors exercised their right to remove (without cause) the independent directors— David C. Baggett, Susan O. Rheney, J. Conley Stone and Martin G. White—all of whom had been selected by Denbury.  Those directors did not have any disagreement with our general partner or us.  Q GEI Holdings, LLC, which has the right to designate six members (two of whom must be independent) to the board under our general partner’s organizational documents, designated the following independent directors:

•	Kenneth M. Jastrow, II, age 62, became a director of our general partner on March 1, 2010, and will serve as chairman of the governance, compensation and business development committee and as a member of the conflicts committee. Mr. Jastrow is Non-Executive Chairman of Forestar Group, Inc., a real estate and natural resources company. He served as Chairman and Chief Executive Officer of Temple-Inland, Inc., a manufacturing company and the former parent of Forestar Group, from 2000 to 2007. Prior to that, Mr. Jastrow served in various roles at Temple-Inland, including President and Chief Operating Officer, Group Vice President and Chief Financial Officer. Mr. Jastrow is also a director of KB Home and MGIC Investment Corporation, where he also serves on the compensation committee.

•
S. James Nelson, age 67, became a director of our general partner on March 1, 2010, and will serve as chairman of the conflicts committee and as a member of the audit committee and the governance, compensation and business development committee. In 2004, Mr. Nelson retired after 15 years of service from Cal Dive International, Inc. (now known as Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and natural gas properties and production facilities, where he was a founding shareholder, the Chief Financial Officer from 1990 to 2000, Vice Chairman from 2000 to 2004, and a director. Mr. Nelson is also a director of three other public companies: W&T Offshore, Inc., Oil States International, Inc. and ION Geophysical (formerly Input/Output, Inc.).  Mr. Nelson also serves on the audit committee of the board of directors of each such company and, with respect to W&T Offshore, on the compensation committee.  In addition, from 2005 through the company's sale in 2008, Mr. Nelson was a member of the board of directors of Quintana Maritime LLC where he was also chairman of the audit committee and a member of the compensation committee.

Certain members of the Davison family, which have the right to designate three members to the board (one of whom must be independent) under our general partner’s organizational documents, designated the following independent director:

•
Sharilyn S. Gasaway, age 41, became a director of our general partner on March 1, 2010, and will serve as chairman of the audit committee and as a member of the governance, compensation and business development committee and the conflicts committee. Ms. Gasaway is a private investor and was Executive Vice President and Chief Financial Officer of Alltel Corporation, a wireless communications company, from 2006 to 2009. She served as Controller of Alltel Corporation from 2002 through 2006. Ms. Gasaway is also a director of JB Hunt Transport Services, Inc., serving on its audit and nominating committees.

EIV Capital Fund LP, which has the right to designate one member to the board (who must be independent) under our general partner’s organizational documents, designated the following independent director:

•
Carl A. Thomason, age 57, became a director of our general partner on March 1, 2010, and will serve on the audit committee, conflicts committee and governance, compensation and business development committee. Mr. Thomason has been a marketing consultant to Yessup Oil Corp., a crude oil marketing company, since 2004 and prior to that he served for over thirty years in various roles in the crude oil gathering business, including as an owner of a regional crude oil gathering and transportation company.

The board determined that Ms. Gasaway and Messrs. Jastrow, Nelson and Thomason satisfied the independence requirements of the NYSE Amex.

In addition, the board of our general partner reorganized its committee structure to be comprised of the following committees:

Directors	Governance, Compensation and Business Development	Conflicts	Audit
Gasaway	x	x	x*
Jastrow	x*	x
Nelson	x	x*	x
Thomason	x	x	x
Sturdivant†	x
Davison	x
Davison, Jr.	x
Evans	x
Robertson, C.	x
Robertson, W.	x
Sims	x
                   †--Indicates board chairperson.
                   *--Indicates committee chairperson.

Director Compensation

The board also approved a new compensation arrangement for the directors.  Directors who are not officers of our general partner are entitled to a base compensation of $150,000 per year, with $75,000 paid in cash and $75,000 paid in phantom units. Cash will be paid, and phantom units will be awarded, on the first day of each calendar quarter.  So long as he or she is a director on the relevant date of determination, such director will receive an amount of money equal to (i) on each quarterly distribution date, the product of the number of phantom units held by such director multiplied by the quarterly distribution amount we will pay in respect of each of our outstanding common units on such distribution date, and (ii) on the third anniversary of each award date for such director, the product of the number of phantom units granted to such director on such award date multiplied by the average closing price of our common units for the 20 trading days ending on the day immediately preceding such anniversary date.

Chairpersons of the audit and governance committees will receive an additional amount of base compensation split equally between cash and phantom units, which compensation will be included as a portion of the equal quarterly installments.  Such additional amount will be $20,000 for the chair of the audit committee and $10,000 for the chair of the governance committee.

In addition, each director will receive additional cash compensation for each additional meeting (board and/or committee) in which he or she participates. Participation by a director in-person will entitle her/him to additional compensation of $2,000, and participation by a director by means of telecommunication will entitle her/him to additional compensation of $1,500. Such payments will be made in connection with the quarterly payments of base compensation. Additional meetings consist of (i) with respect to the board, any meetings (in-person or by telecommunication) other than (x) the four pre-set meetings of the Board for each calendar year and (y) brief follow-up telecommunication conferences relating to the Annual Report on Form 10-K or any Quarterly Report on Form 10-Q the Company files with the SEC, and (ii) with respect to any committee, each meeting of such committee.

Officer Compensation

On March 1, 2010, the Board approved increases to the base salary of each of the named executive officers set forth below, effective March 1, 2010. The new base salary and the amount of the increase over the previous year's base salary for each such executive officer are as follows:

Officer	2010 Salary	Increase
Grant E. Sims	$460,000	$120,000
Robert V. Deere	$420,000	$50,400

In, addition, on March 1, 2010, the Board approved bonuses of $150,000 and $175,000 under our bonus plan payable to Ross A. Benavides, Senior Vice President, General Counsel and Secretary, and Karen N. Pape, Senior Vice President and Controller, respectively, for performance during 2009.

Item 8.01. Other Events.

Amendment to Partnership Agreement

On March 1, 2010, our general partner amended our partnership agreement by changing the name of the committee that can grant special approval under our partnership agreement in connection with the resolution of conflicts of interest and potential conflicts of interest from the “Audit Committee” to the “Conflicts Committee.”  Our conflicts committee is comprised solely of independent directors. The procedures for the evaluation of conflicts of interest and potential conflicts of interest were not amended or otherwise modified.

A copy of the amendment to our partnership agreement is annexed to this Current Report on Form 8-K as Exhibit 10.2 hereof and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

10.1	Form of Indemnity Agreement, among Genesis Energy, L.P., Genesis Energy, LLC and Quintana Energy Partners II, L.P. and each of the Directors of Genesis Energy, LLC

10.2	Amendment No. 2 to the Fourth Amended and Restated Partnership Agreement of Genesis Energy, L.P., dated March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner
Date: March 5, 2010	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

Exhibit Index

10.1	Form of Indemnity Agreement, among Genesis Energy, L.P., Genesis Energy, LLC and Quintana Energy Partners II, L.P. and each of the Directors of Genesis Energy, LLC

10.2	Amendment No. 2 to the Fourth Amended and Restated Partnership Agreement of Genesis Energy, L.P., dated March 1, 2010